UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2018

ALPHA ENERGY, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-55586	90-1020566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4162 Meyerwood Drive, Houston, TX 77025

(Address of principal executive offices) (Zip Code)

600 17th Street, 2800 South, Denver, CO	80202
(Former Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-231-4235

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Ofﬁcers; Election of Directors; Appointment of Certain Ofﬁcers; Compensatory Arrangements of Certain Ofﬁcers.

John Lepin, a director of the company was appointed by the Board of Directors on January 25, 2018 to be CFO of the company at a rate of $100 per hour for such services.

Also on January 25, 2018, the company entered into an agreement with its directors under which the Board of Directors will each be issued 4,000 shares of stock at $0.50 per share in lieu of cash payments for Directors fees of $2,000 each per month.

Item 8.01 Other Events.

On January 25, 2018, the company’s Board of directors accepted and authorized the appointment of Corporate Stock Transfer as Transfer Agent and Registrar for the company’s stock.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2018

ALPHA ENERGY, INC.

/s/ John Lepin

John Lepin,

Director CFO